UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 28, 2022
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Office 02-130
Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28 and 29, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Resonant Inc. approved quarterly and annual bonus awards to our employees, including George Holmes, Martin McDermut and Dylan Kelly, our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, respectively, who are our named executive officers, pursuant to our 2021 Incentive Bonus Program for their performance during the fourth quarter and fiscal year ended December 31, 2021. The bonus awards were paid in cash in the amounts set forth opposite their names below. The bonus award to Mr. Holmes was approved by our Board of Directors upon the recommendation of the Compensation Committee.

Executive	Bonus Amount
George Holmes	$271,577
Martin McDermut	$96,596
Dylan Kelly	$91,965

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2022	Resonant Inc.

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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